                                                               Exhibit 12.1


                            Boston Edison Company
              Computation of Ratio of Earnings to Fixed Charges
                      Twelve Months Ended March 31, 1997
                                (in thousands)


Net income from continuing operations               $137,278

Income taxes                                          85,429

Fixed charges                                        117,567
                                                    --------

     Total                                          $340,274
                                                    ========

Interest expense                                    $108,319
Interest component of rentals                          9,248
                                                    --------

     Total                                          $117,567
                                                    ========

Ratio of earnings to fixed charges                      2.89
                                                        ====